EXHIBIT 10.7

EXECUTION VERSION

AMENDED AND RESTATED
BACK-UP SERVICING AGREEMENT

among

FORD CREDIT FLOORPLAN CORPORATION
FORD CREDIT FLOORPLAN LLC,
as Depositors

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer

FORD MOTOR CREDIT COMPANY LLC,
as Servicer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Back-up Servicer

Dated as of October 1, 2009,
as amended and restated as of December 1, 2010

Exhibit A — Form of Back-up Servicer Notice

i

AMENDED AND RESTATED BACK-UP SERVICING AGREEMENT, dated as of October 1, 2009, as amended and restated as of December 1, 2010 (this “Agreement”), among FORD CREDIT FLOORPLAN CORPORATION, a Delaware corporation, and FORD CREDIT FLOORPLAN LLC, a Delaware limited liability company, each as a Depositor, FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, a Delaware statutory trust, as Issuer, FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Servicer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Back-up Servicer.

BACKGROUND

The parties to this Agreement intend (a) to amend and restate the Back-up Servicing Agreement, dated as of October 1, 2009, among the parties, on the terms and conditions contained in this Agreement and (b) to acknowledge the removal of Ford Credit Floorplan Master Owner Trust B as a party to this Agreement.

The Depositors, the Servicer and the Issuer have entered into two Sale and Servicing Agreements which provide for, among other things, the servicing of certain Receivables held by the Issuer.

The Depositors, the Servicer and the Issuer desire that the Back-up Servicer perform certain back-up servicing duties in accordance with this Agreement, and to assume the role of Successor Servicer if the Servicer is terminated under the Sale and Servicing Agreements.

The Back-up Servicer is willing to perform the back-up servicing duties specified in this Agreement and to assume the role of Successor Servicer under the Sale and Servicing Agreements pursuant to the conditions described in the Sale and Servicing Agreements.

The parties agree as follows.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix A to (a) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan Corporation, as Depositor, the Issuer and Ford Motor Credit Company LLC, as Servicer and (b) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan LLC, as Depositor, the Issuer and the Servicer.  Each Appendix A also contains rules as to usage applicable to this Agreement.  Each Appendix A is incorporated by reference into this Agreement.

In addition, the following terms have the following meanings:

“Back-up Servicer” means Wells Fargo Bank, National Association, a national banking association.

“Back-up Servicing Fee” means, for each Payment Date, the aggregate of the Monthly Back-up Servicing Fees for each Series, as specified in the related Indenture Supplement.

“Data Dictionary” means a data dictionary of the principal terms used in the Servicer’s source dealer floorplan finance receivables system, known as the “Dealer Finance” or “DF” system, that are required to perform the duties in Section 2.2(b) and to service the Receivables.

“Monthly Data File” means, for each Payment Date, a computer tape or electronic file in a format reasonably acceptable to the Back-up Servicer, containing the Monthly Investor Report for such Payment Date and the information with respect to the Notes and the Receivables necessary for preparation of such Monthly Investor Report.

Section 1.2.                                 Amendment and Restatement.  This Agreement amends and restates in full the Back-up Servicing Agreement, dated as of October 1, 2009, between the parties, with effect as of the date of this Agreement, and it is confirmed by the parties that (a) all prior actions made pursuant to such Back-up Servicing Agreement are effective as if made under this Agreement on the date made, and (b) no provision of this Agreement is intended to result in the duplication of any such prior action of any party.  Notwithstanding the foregoing, to the extent that any amendment to the Back-up Servicing Agreement, as set out in this Agreement, would reasonably be expected to have an Adverse Effect on the Noteholders of a Series issued before the date of this Agreement or would not otherwise be permitted, as determined by a court of competent jurisdiction, then such amendment will not be effective as against such Noteholders and the corresponding provision of the Back-up Servicing Agreement will continue to govern as it relates to such Noteholders and such Series.

ARTICLE II
BACK-UP SERVICING

Section 2.1.                                 Acceptance of Appointment.  The Back-up Servicer accepts and agrees to perform the back-up servicing duties specified in this Agreement and agrees to assume the role of Successor Servicer under the Sale and Servicing Agreements pursuant to the conditions described in the Sale and Servicing Agreements; provided, however, that the Back-up Servicer, as Successor Servicer, will not be bound by any agreement to which the Servicer may be a party that is not a Transaction Document.  The Back-up Servicer agrees to perform the back-up servicing duties specified in this Agreement in accordance with its procedures for providing back-up servicing for other pools of receivables similar to the Receivables.

Section 2.2.                                 Back-up Servicing Duties.

(a)                                 The parties acknowledge that the Servicer and the Back-up Servicer have completed the following:

(i)                                     the Back-up Servicer has conducted a review of the Servicer’s servicing operations for dealer floorplan finance receivables and met with appropriate operations personnel to discuss the processes and procedures used by the Servicer in performing its servicing duties under the Sale and Servicing Agreements; and

(ii)                                  the Servicer has provided the Back-up Servicer with the Data Dictionary, and the Back-up Servicer acknowledges that it has received the Data Dictionary and confirms that it has reviewed the Data Dictionary and that the Data Dictionary is sufficient for it to perform its duties in Section 2.2(b).

(b)                                 No later than the second Business Day after each Payment Date (beginning with the November 2009 Payment Date), the Servicer will deliver to the Back-up Servicer or post to a password-protected website to which the Back-up Servicer has been provided access, the Monthly Data File.  The Back-up Servicer will use the Monthly Data File to confirm the information contained in the Monthly Investor Report, to the extent such information is contained in the Monthly Data File.  On or before the fifth Business Day after the Payment Date, the Back-up Servicer will deliver to the Servicer and the Indenture Trustee a notice substantially in the form of Exhibit A certifying that it has confirmed the accuracy of the Monthly Investor Report, except for the discrepancies in the Monthly Investor Report described in such notice.  The Servicer will deliver a copy of the notice to the Rating Agencies.  If the Back-up Servicer reports any discrepancies, the Servicer and the Back-up Servicer will use reasonable efforts to reconcile such discrepancies in good faith prior to the next Payment Date or, if such reconciliation cannot be completed by the next Payment Date, as soon as reasonably practicable thereafter.  In the absence of a reconciliation, the Monthly Investor Report prepared by the Servicer will control for the purpose of calculations and payments for each succeeding Payment Date until such reconciliation is complete.  The Servicer will notify the Indenture Trustee of the results of such reconciliation on or prior to the Payment Date following such reconciliation (which notice may be included in the related Monthly Investor Report).

(c)                                  At least once each calendar year, the Back-up Servicer will conduct a review, including the review described in Section 2.2(a)(i), of the Servicer’s servicing operations for dealer floorplan finance receivables and meet with appropriate operations personnel to discuss any material changes in processes and procedures that have occurred since the last review.

(d)                                 The Servicer agrees to provide the Back-up Servicer with any information it may reasonably request in order to facilitate a transfer of the servicing duties under the Sale and Servicing Agreements.

Section 2.3.                                 Back-up Servicing Compensation.

(a)                                 As compensation for its back-up servicing activities under this Agreement and reimbursement for its expenses in excess of the expenses in Section 2.3(b), the Back-up Servicer is entitled to receive the Back-up Servicing Fee on each Payment Date (beginning with the November 2009 Payment Date) on or before the termination of this Agreement pursuant to Section 4.4.  The Back-up Servicing Fee is payable to the Back-up Servicer solely to the extent amounts are available for payment in accordance with the Indenture Supplements.

(b)                                 The Servicer will also pay, or cause to be paid, the following amounts to the Back-up Servicer:

(i)                                     on or before the initial date of this Agreement, a one-time acceptance fee of $10,000 for undertaking the obligations of the Back-up Servicer under this Agreement;

(ii)                                  on or before the Closing Date of any new Series of Notes under the Indenture, an acceptance fee of $2,500;

(iii)                               within 30 days of receipt of a detailed billing statement, the reasonable fees and expenses of external counsel to the Back-up Servicer in connection with (A) the initial review of this Agreement and the Transaction Documents, subject to a cap of $15,000, and (B) the review of the documentation for any new Series of Notes, subject to a cap of $5,000 for each new Series of Notes;

(iv)                              upon completion of the Back-up Servicer’s review of the Data Dictionary, a one-time fee of $15,000 for the review of the Data Dictionary; and

(v)                                 within 30 days of receipt of a detailed billing statement, the reasonable fees and expenses, including travel expenses incurred by the Back-up Servicer in connection with the annual reviews pursuant to Section 2.2(c), subject to an annual cap of $20,000.

(c)                                  If the Back-up Servicer is appointed as the Successor Servicer under the Sale and Servicing Agreements, the Back-up Servicer will be entitled to be reimbursed for Transition Costs.  Up to $200,000 of such Transition Costs (in the aggregate for all of the Sale and Servicing Agreements) will be paid to the Back-up Servicer by the Indenture Trustee from the Back-up Servicer Reserve Account in accordance with Section 6.2 of the Sale and Servicing Agreements, and any Transition Costs in excess of such amount will be paid to the Back-up Servicer pursuant to Section 4.2(a) of the Indenture Supplements.  In no event will the Indenture Trustee be personally responsible for the payment of any Transition Costs.

(d)                                 Except as otherwise provided in this Section 2.3, the Back-up Servicer will be required to pay all expenses incurred by it in connection with its back-up servicing activities under this Agreement.

Section 2.4.                                 Representations, Warranties and Covenants of Back-up Servicer.

(a)                                 Representations and Warranties.  The Back-up Servicer makes the following representations and warranties to the Issuer:

(i)                                     Organization and Good Standing.  It is duly organized and validly existing as a national banking association or other legal entity in good standing under the laws of its jurisdiction of organization.  It is qualified as a foreign corporation or other legal entity in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

(ii)                                  Power, Authorization and Enforceability.  It has the power and authority to execute deliver and perform the terms of this Agreement.  It has authorized the execution, delivery and performance of the terms of this Agreement.  This Agreement constitutes its legal, valid and binding obligation and is enforceable against it, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(iii)                               No Conflicts and No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement will not (A) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which it is a debtor or guarantor, (B) result in the creation or imposition of any Lien upon any of its properties or assets pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument, (C) violate its Organizational Documents, or (D) violate any law or, to its knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties, in each case, which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

(iv)                              No Proceedings.  To its knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or its properties: (A) asserting the invalidity of any of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on its ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(b)                                 Covenants.  The Back-up Servicer covenants to the Issuer that:

(i)                                     Compliance with Requirements of Law.  It will satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under its Organizational Documents and Applicable Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all of its Organizational Documents and Applicable Law in connection with its obligations under this Agreement, the failure to comply with which would have a material adverse effect on the interests of the Noteholders or the holders of the Depositor Interest.

(c)                                  Notice of Breach.  The representations and warranties in Section 2.4(a) will survive the termination of any Series of Notes.  Upon discovery by either Depositor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other parties.

Section 2.5.                                 Confidential Information.  Wells Fargo Bank, National Association acknowledges that it has executed and delivered to Ford Credit a confidentiality agreement, dated as of July 16, 2009, relating to the Issuer and for the benefit of Ford Credit.  Wells Fargo Bank, National Association acknowledges such confidentiality agreement and agrees that all of the obligations of Wells Fargo Bank, National Association to Ford Credit under such confidentiality agreement are incorporated by reference in this Agreement as obligations of the Back-up Servicer as if made in this Agreement for the benefit of the parties to this Agreement.

Section 2.6.                                 Audits of Back-up Servicer.  The Back-up Servicer agrees that, with reasonable prior notice, it will permit any authorized representative of the Servicer, during the Back-up Servicer’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Back-up Servicer relating to (a) the performance of the Back-up Servicer’s obligations under this Agreement, (b) any payments of fees and expenses of the Back-up Servicer in connection with such performance and (c) any claim made by the Back-up Servicer under this Agreement.  In addition, the Back-up Servicer will permit such representatives to make copies and extracts of any such books and records and to discuss the same with the Back-up Servicer’s officers and employees.  The Servicer will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Servicer may reasonably determine that such disclosure is consistent with its obligations under this Agreement.  The Back-up Servicer will maintain all such pertinent books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Agreement.

Section 2.7.                                 Regulation AB.  Wells Fargo Bank, National Association acknowledges, in its capacity as Back-up Servicer under this Agreement, that if it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any action reasonably requested by the Servicer to ensure compliance with the requirements of Sections 3.5 and 3.6 of the Sale and Servicing Agreements and with Item 1122 of Regulation AB.  Such required documentation will be delivered to the Servicer by March 15 of each calendar year.

ARTICLE III
OTHER MATTERS RELATING TO BACK-UP SERVICER

Section 3.1.                                 Liability of Back-up Servicer.

(a)                                 The Back-up Servicer will be liable in accordance with this Agreement only to the extent of the obligations specifically undertaken by the Back-up Servicer in its capacity as Back-up Servicer.

(b)                                 The Back-up Servicer will not be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, the Depositors, the Noteholders or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement or for errors in judgment.  All such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Back-up Servicer.  Notwithstanding the foregoing, this Section 3.1 will not protect the Back-up Servicer against any liability that would otherwise be imposed by reason of the Back-up Servicer’s willful misconduct, bad faith or negligence in the performance of its duties under this Agreement.

(c)                                  The Back-up Servicer and any officer, director, employee or agent of the Back-up Servicer may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party in respect of any matters arising under this Agreement.  The Back-up Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that, in its opinion, may cause it to incur any expense or liability.

(d)                                 The Back-up Servicer will not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Back-up Servicer under this Agreement or on which the Back-up Servicer must rely in order to perform its obligations under this Agreement, and the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, the Depositors, the Noteholders or any other Person will look only to the Servicer to perform such obligations.  The Back-up Servicer will have no responsibility and will not be in default under this Agreement or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Back-up Servicer acting in accordance with information prepared or supplied by any Person other than the Back-up Servicer or the failure of any such other Person to prepare or provide such information.  The Back-up Servicer will have no responsibility, will not be in default and will incur no liability for (i) any act or failure to act of any third party, including the Servicer, (ii) any inaccuracy or omission in a notice or communication received by the Back-up Servicer from any third party, (iii) the invalidity or unenforceability of any Receivable under Applicable Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) except as provided in Section 3.3, the acts or omissions of any successor Back-up Servicer.

(e)                                  Except for the obligations undertaken by the Back-up Servicer in this Agreement, the Back-up Servicer will have no obligation to take any action, or to perform any of the duties of the Servicer, under the Sale and Servicing Agreements or the other Transaction Documents until such time as the Back-up Servicer has become the Successor Servicer pursuant to Section 6.2 of the Sale and Servicing Agreement.

Section 3.2.                                 Merger or Consolidation of, or Assumption of, Obligations of Back-up Servicer.  Any Person (a) into which the Back-up Servicer may be merged or consolidated, (b) resulting from any merger or consolidation to which the Back-up Servicer will be a party, (c) which acquires by conveyance, transfer or lease substantially all of the assets of the Back-up Servicer, or (d) succeeding to the business of the Back-up Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Back-up Servicer under this Agreement and will be the successor to the Back-up Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that nothing contained in this Agreement will be deemed to release the Back-up Servicer from any obligation.

Section 3.3.                                 Back-up Servicer Indemnification.  The Back-up Servicer will indemnify and hold harmless each of the Issuer, the Depositors, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury arising out of the breach of this Agreement by the Back-up Servicer, the violation of federal or state securities laws by the Back-up Servicer, the willful misconduct, bad faith or negligence of the Back-up Servicer in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.  The Back-up Servicer’s obligations under this Section 3.3 will survive the termination of this Agreement and/or the Issuer or the resignation or removal of the Back-up Servicer.

ARTICLE IV
TERMINATION

Section 4.1.                                 Resignation of Back-up Servicer.  The Back-up Servicer may not resign as Back-up Servicer, except:

(a)                                 upon determination that (i) the performance of its duties under this Agreement is no longer permissible under Applicable Law and (ii) there is no reasonable action that the Back-up Servicer could take to make the performance of its duties under this Agreement permissible under Applicable Law; or

(b)                                 with the consent of the Servicer and the appointment of a successor Back-up Servicer under Section 4.3.

Any determination permitting the resignation of the Back-up Servicer under Section 4.1(a) must be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Servicer, the Owner Trustee and the Indenture Trustee.  No resignation pursuant to Section 4.1(a) will become effective until a successor Back-up Servicer has been appointed and accepted its appointment under Section 4.3.

Section 4.2.                                 Termination of Back-up Servicer.  The Servicer may terminate all of the rights and obligations (other than as provided in Section 3.3) of the Back-up Servicer under this Agreement (a) upon a breach of any of the representations, warranties, covenants or obligations of the Back-up Servicer contained in this Agreement, (b) if the long-term, unsecured debt ratings of the Back-up Servicer are lower than “BBB-” from Standard & Poor’s or “Baa3” from Moody’s, (c) upon the occurrence of an Insolvency Event with respect to the Back-up Servicer or (d) upon satisfaction of the Rating Agency Condition for each Series.  No termination pursuant to this Section 4.2 will become effective until a successor Back-up Servicer has been appointed and accepted its appointment pursuant to Section 4.3.  The Servicer will notify the Rating Agencies and the Indenture Trustee prior to any termination of the Back-up Servicer pursuant to this Section 4.2.

Section 4.3.                                 Appointment of Successor.  Following the resignation or termination of the Back-up Servicer under Section 4.1 or 4.2, the Servicer will appoint a Person qualifying as an Eligible Servicer as the successor Back-up Servicer.  If a successor Back-up Servicer is not appointed within 60 days after (a) the giving of notice of resignation and the delivery of the Opinion of Counsel under Section 4.1, or (b) termination of the Back-up Servicer under Section 4.2, the Back-up Servicer may petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Servicer as the successor Back-up Servicer under this Agreement.  The successor Back-up Servicer will accept its appointment by entering into a new back-up servicing agreement that is on substantially the same terms as this Agreement.  The predecessor Back-up Servicer agrees to cooperate with any successor Back-up Servicer appointed by the Servicer in effecting the transfer of the responsibilities and rights of the predecessor Back-up Servicer under this Agreement, including the delivery to the successor Back-up Servicer of all documents, records and electronic information related to the Receivables in the possession of the predecessor Back-up Servicer.

Section 4.4.                                 Termination of Agreement.  This Agreement will terminate, except with respect to the duties described in Section 3.3, on the earliest to occur of (a) the appointment of the Back-up Servicer as Successor Servicer under the Sale and Servicing Agreements, (b) in the sole discretion of the Servicer, without cause, upon not less than 30 days’ notice to the Back-up Servicer, if the long-term, unsecured debt ratings of the Servicer are at least “BBB-” from Standard & Poor’s and “Baa3” from Moody’s, (c) in the sole discretion of the Servicer, the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (d) the Trust Termination Date.  The Servicer will notify the Rating Agencies prior to any termination of this Agreement pursuant to clause (b) above.

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1.                                 Amendment.

(a)                                 This Agreement may be amended by the Issuer, the Depositors, the Servicer and the Back-up Servicer, with prior notice to the Rating Agencies for each Series, but without the consent of any Noteholder:

(i)                                     in order to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or to add provisions which are not inconsistent with the other provisions of this Agreement, if the Issuer delivers to the Indenture Trustee an Officer’s Certificate stating that such amendment will not have an Adverse Effect; or

(ii)                                  for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders if: (A) the Issuer delivers to the Indenture Trustee an Officer’s Certificate stating that such amendment will not have an Adverse Effect, and (B) the Rating Agency Condition has been satisfied with respect to such amendment.

(b)                                 This Agreement may also be amended by the Issuer, the Depositors, the Servicer and the Back-up Servicer, with prior notice to the Rating Agencies for each Series, and with the consent of Noteholders of a majority of the Note Balance of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders.

Section 5.2.                                 Notices.  All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

(a)                                 upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(b)                                 in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(c)                                  in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and

(d)                                 in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) of an email to such recipient stating that such electronic posting has occurred.

Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule B to the Sale and Servicing Agreements or at such other address as any party may designate by notice to the other parties.

Section 5.3.                                 Third Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement.  The Owner Trustee and the Indenture Trustee for the benefit of the Secured Parties will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the parties to this Agreement.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 5.4.                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.5.                                 Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement.  The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 5.6.                                 WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 5.7.                                 Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

Section 5.8.                                 Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

Section 5.9.                                 Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.

Section 5.10.                          No Waiver; Cumulative Remedies.  No failure or delay of the Owner Trustee, the Indenture Trustee or the Noteholders in exercising any power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of any power, right or remedy precludes any other or further exercise of such power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies provided in this Agreement are in addition to any powers, rights and remedies provided by law.

Section 5.11.                          No Petition.  Each of the Servicer, Ford Credit (if it is no longer the Servicer), the Back-up Servicer and the Owner Trustee, by entering into this Agreement, each Noteholder, by accepting a Note, each holder of an interest in the Depositor Interest, by accepting such interest, and the Indenture Trustee, by accepting the benefits of this Agreement, covenants and agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Depositor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Notes or any of the Transaction Documents.  This Section 5.11 will survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture and the termination of this Agreement.

Section 5.12.                          Further Assurances.  The Servicer and the Back-up Servicer agree to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Depositors, the Owner Trustee or the Indenture Trustee in order to effect more fully the purposes of this Agreement.

Section 5.13.                          Limitation of Liability of Owner Trustee.  Notwithstanding anything in this Agreement to the contrary, this Agreement has been signed on behalf of the Issuer by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event will U.S. Bank Trust National Association in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement, as to all of which recourse may be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer under this Agreement, the Owner Trustee is subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN CORPORATION,
as a Depositor

By:	/s/ Scott D. Krohn
	Name:	Scott D. Krohn
	Title:	President and Assistant Treasurer

FORD CREDIT FLOORPLAN LLC,
as a Depositor

By:	/s/ Scott D. Krohn
	Name:	Scott D. Krohn
	Title:	President and Assistant Treasurer

FORD MOTOR CREDIT COMPANY LLC,
as Servicer

By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

[Signature Page to Back-up Servicing Agreement]

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer

		By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

		By:	/s/ Julia Linian
			Name:	Julia Linian
			Title:	Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Back-up Servicer

		By:	/s/ Marianna C. Stershic
			Name:	Marianna C. Stershic
			Title:	Vice President

Acknowledged and agreed with respect
to its removal as a party to this Agreement:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST B

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Julia Linian
	Name:	Julia Linian
	Title:	Assistant Vice President

[Signature Page to Back-up Servicing Agreement]

Exhibit A

FORM OF BACK-UP SERVICER NOTICE

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenues, MAC N9311-161

Minneapolis, Minnesota 55479

[date]

The Bank of New York Mellon,
as Indenture Trustee

101 Barclay Street, Floor 4W

New York, New York 10286

Attention: Corporate Trust Administration

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 801-C1

One American Road

Dearborn, Michigan 48126

Attention: Securitization Operations Supervisor

Re:                             Ford Credit Floorplan Master Owner Trust A

Reference is made to the Amended and Restated Back-up Servicing Agreement, dated as of October 1, 2009, as amended and restated as of December 1, 2010 (the “Agreement”), among Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC, as Depositors, Ford Motor Credit Company LLC, as Servicer, Ford Credit Floorplan Master Owner Trust A, as Issuer, and Wells Fargo Bank, National Association, as Back-up Servicer.  Capitalized terms used but not defined in this notice have the meanings specified in the Agreement.

Pursuant to Section 2.2(b) of the Agreement, the Back-up Servicer confirms that it has reviewed the Monthly Investor Report and the Monthly Data File provided by the Servicer for the [                  ] Collection Period and certifies that it has confirmed the accuracy of the Monthly Investor Report except for any discrepancies in the Monthly Investor Report described in the attached report.

Very Truly Yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Back-up Servicer

By:
Name:
Title: